UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 13, 2006

PETCO ANIMAL SUPPLIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23574	20-2148979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9125 Rehco Road

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 453-7845

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 13, 2006, PETCO Animal Supplies, Inc. (“PETCO”) entered into a Second Amendment to Employment Agreement with each of Brian K. Devine, Chairman of the Board, James M. Myers, Chief Executive Officer, and Bruce C. Hall, President and Chief Operating Officer. The amendment removes a change in control exception for a transaction with B.D. Recapitalization Holdings LLC (“Holdings”) or its affiliates. Holdings, which purchased PETCO in 2000 and was the sole stockholder of PETCO when the agreements at issue were entered into, has not been a stockholder of PETCO for several years. As a consequence, the amendment is intended to eliminate any unintended ambiguity resulting from continued inclusion of the exception. Copies of the amendments are attached hereto as Exhibits 10.1, 10.2 and 10.3 and by this reference are incorporated herein.

Also on July 13, 2006, PETCO entered into an Amended and Restated Retention Agreement with Rodney Carter, Senior Vice President and Chief Financial Officer, a copy of which is attached hereto as Exhibit 10.4 and by this reference is incorporated herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	Second Amendment to Employment Agreement dated July 13, 2006 by and between PETCO Animal Supplies, Inc. and Brian K. Devine.

10.2	Second Amendment to Employment Agreement dated July 13, 2006 by and between PETCO Animal Supplies, Inc. and James M. Myers.

10.3	Second Amendment to Employment Agreement dated July 13, 2006 by and between PETCO Animal Supplies, Inc. and Bruce C. Hall.

10.4	Amended and Restated Retention Agreement dated July 13, 2006 by and between PETCO Animal Supplies, Inc. and Rodney Carter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 14, 2006	PETCO ANIMAL SUPPLIES, INC.

	By:	/s/ Rodney Carter
Rodney Carter Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment to Employment Agreement dated July 13, 2006 by and between PETCO Animal Supplies, Inc. and Brian K. Devine.

10.2	Second Amendment to Employment Agreement dated July 13, 2006 by and between PETCO Animal Supplies, Inc. and James M. Myers.

10.3	Second Amendment to Employment Agreement dated July 13, 2006 by and between PETCO Animal Supplies, Inc. and Bruce C. Hall.

10.4	Amended and Restated Retention Agreement dated July 13, 2006 by and between PETCO Animal Supplies, Inc. and Rodney Carter.

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